EXHIBIT (9)(c)

THIRD AMENDMENT OF THE
CUSTODY AGREEMENT

THIS THIRD AMENDMENT dated as of _18___ April, 2018, to the Custody Agreement dated as of August 31, 2015, as amended (the "Agreement"), is entered into by and between CARILLON SERIES TRUST, a Delaware Trust ("Trust"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit B; and

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both all parties and authorized or approved by the Boards of Trnstees.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

CARILLON SERIES TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Susan Walzer	By:	/s/ Anita M. Zagrodnik
Name:	Susan Walzer	Name:	Anita M. Zagrodnik
Title:	PEO	Title:	Senior VP

Exhibit B
to the
Custody Agreement

Separate Trusts of the Carillon Mutual Funds and Series Thereof, if Any

Name of Trust
Carillon Series Trust
Carillon Capital Appreciation Fund
Carillon Growth & Income Fund
Carillon Clarivest Capital Appreciation Fund
Carillon Eagle Growth & Income Fund
Carillon Clarivest International Stock Fund
Carillon Eagle Mid Cap Growth Fund
Carillon Eagle Mid Cap Stock Fund
Carillon Eagle Small Cap Growth Fund
Carillon Eagle Smaller Company Fund
Carillon Cougar Tactical Allocation fund
Carillon Reams Core Bond Fund
Carillon Reams Core Plus Bond Fund
Carillon Scout International Fund
Carillon Scout Mid Cap Fund
Carillon Scout Small Cap Fund
Carillon Reams Unconstrained Bond Fund

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